Exhibit 4.4

DATED JANUARY 4, 2017

ZIMMER BIOMET HOLDINGS, INC., AS ISSUER

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, AS PAYING AGENT

ELAVON FINANCIAL SERVICES DAC, AS ORIGINAL TRANSFER AGENT

ELAVON FINANCIAL SERVICES DAC, AS ORIGINAL REGISTRAR

U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR TRANSFER AGENT

U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR REGISTRAR

- AND -

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

AMENDMENT NO. 1 TO

THE AGENCY AGREEMENT

DATED DECEMBER 13, 2016

relating to Notes issued under a

prospectus dated February 4, 2016, as supplemented by a

prospectus supplement dated December 6, 2016

THIS AMENDMENT NO. 1 (this “Amendment”) is effective as of January 4, 2017 and amends the Agency Agreement dated effective as of December 13, 2016 (the “Original Agreement” and, as amended hereby and from time to time, the “Agreement”).

BETWEEN:

(1)	ZIMMER BIOMET HOLDINGS, INC., a corporation organized under the laws of the State of Delaware of the United States of America, having its principal offices at 345 East Main Street, Warsaw, Indiana 46580 (the “Issuer”);

(2)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland, acting through its UK Branch (registered number BR009373) from its offices at 125 Old Broad Street, Fifth Floor, London EC2N 1AR under the trade name U.S. Bank Global Corporate Trust Services, as Paying Agent (the “Paying Agent” which expression shall include any successor paying agent appointed in accordance with the Agreement);

(3)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland, as the original Transfer Agent (the “Original Transfer Agent”) (the Original Transfer Agent and any successor transfer agent appointed in accordance with the Agreement being the “Transfer Agent”);

(4)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland as the original Registrar (the “Original Registrar”) (the Original Registrar and any successor registrar appointed in accordance with the Agreement being the “Registrar”);

(5)	U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as successor Transfer Agent (the “Successor Transfer Agent”);

(6)	U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as successor Registrar (the “Successor Registrar”); and

(7)	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association chartered under the federal laws of the United States of America with its corporate trust office for purposes of the Indenture at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attention: Corporate, Municipal and Escrow Services, as Trustee (the “Trustee”).

WHEREAS:

(A)	The Issuer, the Paying Agent, the Original Transfer Agent, the Original Registrar and the Trustee are party to the Original Agreement, pursuant to which, among other things, the Original Transfer Agent and the Original Registrar were appointed as the Transfer Agent and Registrar, respectively, with respect to the Issuer’s €500 million aggregate principal amount of its 1.414% Notes due 2022 and €500 million aggregate principal amount of its 2.425% Notes due 2026 (together, the “Notes”).

(B)	In connection with the listing of the Notes on the New York Stock Exchange and their registration under the United States Securities Exchange Act of 1934 (the “Exchange Act”), the Issuer desires to terminate the appointment of the Original Transfer Agent and the Original Registrar and, in their places, appoint the Successor Transfer Agent as the Transfer Agent and the Successor Registrar as the Registrar, effective immediately.

(C)	The Original Transfer Agent and Original Registrar have agreed to such terminations, and the Successor Transfer Agent and the Successor Registrar have agreed to such appointments.

IT IS AGREED:

1.	INTERPRETATION

1.1	Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings given in the Original Agreement.

1.2	This Amendment shall be read together with, and interpreted in light of the provisions of, the Original Agreement and the Indenture. In the event of any conflict or inconsistency between the Indenture and the Agreement, the Indenture shall prevail.

2.	CHANGES TO THE REGISTRAR

2.1	The Original Registrar’s appointment as Registrar is hereby terminated.

2.2	The Issuer hereby appoints the Successor Registrar, and the Successor Registrar hereby agrees to act at its specified office, as Registrar in relation to the Notes in accordance with the provisions of the Agreement and the Indenture and upon the terms and subject to the conditions contained in the Agreement and the Indenture.

2.3	On the date of this Amendment, the Original Registrar shall transfer to the Successor Registrar the necessary books and records incident to the performance of the duties of the Registrar.

2.4	All references in the Agreement, the Indenture or the Notes to the Registrar shall, from and after the date hereof, be deemed to be references to the Successor Registrar.

3.	CHANGES TO THE TRANSFER AGENT

3.1	The Original Transfer Agent’s appointment as Transfer Agent and as Authenticating Agent (as defined in the Indenture) for the Notes is hereby terminated.

3.2	The Successor Transfer Agent is hereby appointed, and hereby agrees to act, as the agent of the Issuer, to act as Transfer Agent for the purposes specified in the Agreement, the Indenture and the Notes, and the Successor Transfer Agent hereby accepts such appointment. In such capacity, the Trustee hereby appoints the Successor Transfer Agent, and the Successor Transfer Agent hereby accepts such appointment, to serve as the Authenticating Agent (as defined in the Indenture) for the Notes.

3.3	On the date of this Amendment, the Original Transfer Agent shall transfer to the Successor Transfer Agent the necessary books and records incident to the performance of the duties of the Transfer Agent and Authenticating Agent.

3.4	All references in the Agreement, the Indenture or the Notes to the Transfer Agent or the Authenticating Agent shall, from and after the date hereof, be deemed to be references to the Successor Transfer Agent.

2

4.	COMMUNICATIONS

For purposes of Section 14 of the Agreement, the address for communications to the Successor Transfer Agent and the Successor Registrar shall be as follows:

U.S. Bank National Association

U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107 United States	Fax: +1 651 466 7430 Attention: Donald T. Hurrelbrink Email: Donald.hurrelbrink@usbank.com

5.	REPRESENTATIONS & WARRANTIES OF THE SUCCESSOR TRANSFER AGENT AND SUCCESSOR REGISTRAR

Each of the Successor Transfer Agent and the Successor Registrar represents and warrants that it is duly authorized and qualified to act as Transfer Agent, Registrar, and/or Authenticating Agent, as applicable, and that it is duly and validly registered as a “transfer agent” in accordance with Section 17A(c) of the Exchange Act and has been approved to act in the capacities of a “transfer agent” and a “registrar” in accordance with Section 6 of The New York Stock Exchange Listed Company Manual.

6.	EFFECT OF AMENDMENT

This Amendment is effective as an amendment to the Agreement pursuant to and in accordance with the Agreement, and is binding on each of the parties thereto and hereto. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by each of the applicable parties thereto. On and after the date hereof, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, the Indenture or the Notes, will mean and be a reference to, unless the context otherwise requires, the Agreement as amended hereby. Each party hereby acknowledges that any notice, consent, or other procedural requirements relating to the termination of the appointment of the Original Registrar and the Original Transfer Agent, the appointment of the Successor Registrar and the Successor Transfer Agent, and the execution, delivery and performance of this Amendment have been satisfied or are hereby waived.

AS WITNESS the hands of the parties or their duly authorised agents the day and year first above written.

3

SIGNATORIES

PAYING AGENT

ELAVON FINANCIAL SERVICES DAC, UK BRANCH

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

ORIGINAL TRANSFER AGENT

ELAVON FINANCIAL SERVICES DAC

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

ORIGINAL REGISTRAR

ELAVON FINANCIAL SERVICES DAC

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

[Signature Page to Amendment No. 1 to Agency Agreement]

SUCCESSOR TRANSFER AGENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

SUCCESSOR REGISTRAR

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature Page to Amendment No. 1 to Agency Agreement]

ISSUER

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Daniel P. Florin
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Agency Agreement]

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Amendment No. 1 to Agency Agreement]